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                                                                   EXHIBIT 10.18



                      MANAGEMENT SUBSCRIPTION AGREEMENT


     MANAGEMENT SUBSCRIPTION AGREEMENT, dated as of November____, 1997, between TravelCenters of America, Inc., a Delaware corporation (the "Company"), and ________________ (the "Purchaser").

          WHEREAS, the Purchaser is an employee of either the Company or one of its subsidiaries;

          WHEREAS, the Purchaser wishes to subscribe for and purchase, and the Company desires to issue and sell to the Purchaser, certain authorized but unissued shares of common stock, par value $.01 per share, of the Company (the "Common Stock") on the terms and subject to the conditions set forth herein;

          WHEREAS, the Purchaser is concurrently herewith becoming party to a Stockholders' Agreement, dated as of March 6, 1997, among the Company and certain of its stockholders (the "Stockholders' Agreement"), which provides certain restrictions on the transfer of the Common Stock;

          WHEREAS, the Purchaser agrees to enter into an Institutional and Management Stockholder's Agreement and a Supplemental Institutional and Management Stockholder's Agreement, substantially in the forms attached hereto as Exhibits A and B, respectively, or in a form or forms mutually agreeable to the Purchaser and the Company, which agreements also provide certain restrictions on the transfer of Common Stock; and

          WHEREAS, the Purchaser and the Company wish to provide for certain additional arrangements with respect to the Purchaser's right to hold and dispose of the shares of Common Stock acquired by the Purchaser hereunder.

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          Accordingly, the Purchaser and the Company hereby agree as follows:

          1. PURCHASE AND SALE OF SHARES. Subject to the terms set forth in this Agreement, and in reliance upon the representations, warranties and agreements of the Purchaser or the Beneficiary, as the case may be, contained herein, the Company hereby issues and sells to the Purchaser, and the Purchaser hereby subscribes for, the shares of Common Stock set forth opposite his name on Schedule A hereto (the "Shares"), at a price of ____ per share, for the aggregate purchase price set forth in Schedule A hereto (the "Purchase Price").

          2. CLOSING OF THE PURCHASE AND SALE; PAYMENT FOR SHARES. The closing of the transactions contemplated hereby shall take place at the offices of the Company, at such other time, date and place as the Company and the Purchaser shall mutually agree (the "Closing"). At the Closing, the Company shall deliver to the Purchaser a duly executed certificate representing the Shares, and the Purchaser shall pay the Purchase Price to the Company either (i) in cash or (ii) in a combination of cash and a note payable to the Company (the "Note"), in the respective amounts set forth in Schedule A.

          3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to the Purchaser that:

               (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has the requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder.

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               (b)  The execution, delivery and performance of this
Agreement, and the execution, issuance, sale and delivery of the Shares have been duly authorized by all necessary corporate action on the part of the Company. The Shares, when issued, shall be validly issued, and, upon payment to the Company by the Purchaser of the full Purchase Price (including payment of any Notes delivered as a portion thereof), shall be fully paid and nonassessable.

          4. REPRESENTATIONS AND WARRANTIES OF THE PURCHASER OR THE BENEFICIARY. The Purchaser or, if the Purchaser is other than an individual, the Beneficiary, represents and warrants to the Company, that:

               (a) he is acquiring the Shares for his own account and not with a view to distributing or reselling the Shares in any transaction that would be in violation of any federal or state securities laws;

               (b) he (i) is familiar with the business of the Company, (ii) has had an opportunity to discuss with representatives of the Company the condition of and prospects for the continued operation of the Company and such other matters as he deemed appropriate in considering whether to invest in the Shares and (iii) has been provided access to all available information about the Company requested by him;

               (c) he understands that the Shares have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or registered or qualified under the securities laws of any state, and that he may not sell or otherwise transfer the Shares unless the Shares are subsequently registered under the Securities Act

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and registered or qualified under applicable state securities laws, or unless an exemption is available that permits the sale or transfer without such registration or qualification;

               (d) he understands that each certificate representing the Shares shall contain the following legend:

          THE SHARES OF COMMON STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, ASSIGNED, OR OTHERWISE TRANSFERRED OR DISPOSED OF EXCEPT IN COMPLIANCE WITH SUCH ACT AND THE APPLICABLE RULES AND REGULATIONS THEREUNDER.

               (e) if a Note is delivered to the Company as part of the Purchase Price, he understands that each certificate representing the Shares shall bear a legend satisfying the requirements of Section 156 of the General Corporation Law of the State of Delaware as to partly paid shares;

               (f) he has made his own investigation whether or not to invest in the Shares and that he has sufficient business and financial experience so as to enable him to evaluate the merits and risks associated with the purchase of the Shares;

               (g) he is able to bear the economic risk of a total loss of his investment in the Company and he has adequate means of providing for his current needs and foreseeable personal contingencies and has no need for his investment in the Shares to be liquid; and

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               (h)  he understands that the purchase of the Shares involves various risks, including, among others, that it is unlikely that any market will exist for any resale of the Shares and that the Shares are subject to the provisions of the Stockholders' Agreement and also will be subject to the terms and conditions of loan or credit agreements and related security documents entered into by the Company.

          5. REPRESENTATIONS OF THE BENEFICIARY. If the Purchaser is other than an individual, the Beneficiary represents that he has authority to instruct the Purchaser to enter into this Management Subscription Agreement.

          6. RESTRICTIONS ON DISPOSITION OF THE SHARES. The Purchaser agrees that as a condition of his subscription for the Shares he will become party to the Stockholders' Agreement and acknowledges that the Stockholders' Agreement contains certain provisions restricting the transfer or assignment of the Shares. In addition, the Purchaser agrees to enter into an Institutional and Management Stockholder's Agreement and a Supplemental Institutional and Management Stockholder's Agreement, substantially in the forms attached hereto as Exhibits A and B respectively, or in a form or forms mutually agreeable to the Purchaser and the Company, which agreements also provide certain restrictions on the transfer of the Common Stock.

          7. CALL AND PUT OPTIONS. The Company and the Purchaser agree that call and put options shall be available with respect to Shares as set forth in Sections 2.8 and 3.11(d) of the TravelCenters of America, Inc. 1997 Stock Incentive Plan (the "Plan"),

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which sections shall be applied and interpreted consistently with other sections of the Plan. Such options shall be exercised at a Call Purchase Price or Put Purchase Price, as the case may be, as provided in Exhibit A and Exhibit B to the Plan.

          8. STOCKHOLDERS' AGREEMENT CONTROLS. If any provision of this Agreement conflicts with or is contrary to any provision of the Stockholders' Agreement, such provision of the Stockholders' Agreement shall control.

          9.   MISCELLANEOUS.

               (a) RULES OF CONSTRUCTION. In this Agreement, unless the context otherwise requires, words in the singular number or in the plural number shall each include the singular number and the plural number, words of the masculine gender shall include the feminine and the neuter, and, when the sense so indicates, words of the neuter shall refer to any gender.

               (b) FURTHER ASSURANCES. Each party hereto shall do and perform or cause to be done and performed all further acts and shall execute and deliver all other agreements, certificates, instruments and documents as any other party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

               (c) GOVERNING LAW. This Agreement and the rights and obligations of the parties hereto shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, without giving effect to the conflicts of laws principles thereof.

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               (d)  SPECIFIC PERFORMANCE.  The parties hereto acknowledge that there will be no adequate remedy at law for a violation of any of the provisions of this Agreement and that, in addition to any other remedies that may be available, all of the provisions of this Agreement shall be specifically enforceable in accordance with their respective terms.

               (e) INVALIDITY OF PROVISION. The invalidity or unenforceability of any provision of this Agreement in any jurisdiction shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of this Agreement, including that provision, in any other jurisdiction.

               (f) NOTICE. All notices and other communications hereunder shall be in writing and, unless otherwise provided herein, shall be deemed to have been given when received by the party to whom such notice is to be given at its address set forth below, or such other address for the party as shall be specified by notice given pursuant hereto:

                             If to the Company, to:

                             TravelCenters of America, Inc.
                             24601 Center Ridge Road
                             Suite 300
                             Westlake, OH  44145-5634
                             Attention:  Corporate Secretary
                             Fax:   440-808-3301

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                             with a copy to:

                             Paul, Weiss, Rifkind, Wharton &
                               Garrison
                             1285 Avenue of the Americas
                             New York, New York  10019-6064
                             Attention:  Carl L. Reisner, Esq.
                             Fax:  212-757-3900

                             If to the Purchaser, to the address set forth in
Schedule A hereto.

               (g) BINDING EFFECT. This Agreement shall inure to the benefit of and shall be binding upon the parties hereto and their respective heirs, legal representatives, successors and assigns.

               (h) AMENDMENT AND MODIFICATION. This Agreement may be amended, modified or supplemented only by written agreement of the party against whom enforcement of such amendment, modification or supplement is sought.

               (i) HEADINGS; EXECUTION IN COUNTERPARTS. The headings and captions contained herein are for convenience only and shall not control or affect the meaning or construction of any provision hereof. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

               (j) NO RIGHTS TO EMPLOYMENT. Nothing in this Agreement shall constitute an offer of employment to [name of employee] or be construed to require the Company or any of its affiliates to continue [name of employee] in the employ of the Company or any of its affiliates for any stated period of time.

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               (k)  ENTIRE AGREEMENT.  This Agreement constitutes the entire agreement, and supersedes all prior agreements and understandings, oral and written, between the parties hereto with respect to the subject matter hereof.

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          IN WITNESS WHEREOF, the Purchaser and the Company have executed this Agreement as of the date first above written.

                                       TRAVELCENTERS OF AMERICA, INC.



                                       By:
                                          ---------------------------
                                        Name:
                                        Title:




                                        -----------------------------

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                                  SCHEDULE A



Shares of                                                Aggregate
Common                  Cash            Note             Purchase
Stock Issued           Amount           Amount             Price
------------           ------           ------           ---------





Address of the Purchaser: